Exhibit 99.1

SALON MEDIA GROUP, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 30, 2019, Salon Media Group, Inc. (the Company) sold substantially all of its assets to Salon.com, LLC (“Buyer”) for total consideration of $5,000,000 consisting of $1,150,000 in cash and $3,850,000 in secured notes issued by Buyer. The notes are secured by the assets being sold by the Company (the “Asset Sale”) The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements to give effect to the Asset Sale. The unaudited pro forma condensed combined statements of operations for the three months ended 30 June 2019 and the 12 months ended March 31, 2019. give effect to these transactions as if they had occurred on March 31, 2019. The unaudited pro forma condensed combined balance sheet as of 30 June 2019 gives effect to these transactions as if they had occurred on 30 June 2019. The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q.

SALON MEDIA GROUP, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2019
(Unaudited)
(in thousands, except share and par value amounts)

	Historical	Pro Forma
	Salon Media	Pro Forma		Salon Media
	Group, Inc.	Adjustments		Group, Inc.
		(Note 3)

Assets
Current assets:
Cash	$60	$650	(a)	$710
Accounts receivable, net	457	(457)	(b)	-
Prepaid expenses and other current assets	54	-		54
Total current assets	571	193		764

Property, software development and equipment, net	174	(174)	(b)	-
Notes receivable	-	3,850	(c)	3,850
Total assets	$745	$3,869		$4,614

Liabilities and Stockholders’ Deficit
Current liabilities:
Short-term borrowings and accrued interest	$1,532	$-		$1,532
Convertible promissory notes, net	700	(500)		200
Convertible promissory notes – related party, net	764	-		764
Accounts payable	1,301	(1,301)	(b)	-
Accrued liabilities	999	(72)	(b)	927
Total current liabilities	5,296	(1,873)		3,423

Non-current liabilities	-	-		-
Total liabilities	5,296	$(1,873)		$3,423

Stockholders’ deficit:
Common stock, $0.001 par value, 900,000,000 shares authorized, 315,939,477 shares issued and outstanding as of June 30, 2019	316	-		316

Additional paid-in capital	136,288	-		136,288
Accumulated deficit	(141,155)	5,742	(d)	(135,413)
Total stockholders' deficit	(4,551)	5,742		1,191
Total liabilities and stockholders' deficit	$745	$3,869		$4,614

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

SALON MEDIA GROUP, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2019
(Unaudited)
(in thousands, except share and par value amounts)

	Historical	Pro Forma
	Salon Media	Pro Forma		Salon Media
	Group, Inc.	Adjustments		Group, Inc.
		(Note 4)

Revenues	$743	$(743)	(a)	$-

Operating expenses:
Production and content	$552	$(552)	(a)	$-
Sales and marketing	8	(8)	(a)	-
Technology	66	(66)	(a)	-
General and administrative	456	-		456

Total operating expenses	1,082	(626)		456

Income (Loss) from operations	(339)	(117)	(a)	(456)
Interest expense	(45)	-		(45)
Warrant discount	(53)	-		(53)
Gain on settlement of accounts payable	35	(35)	(a)	-

Net income (loss)	$(402)	$(152)		$(554)

Basic and diluted net loss per share	$(0.00)			$(0.00)

Weighted average shares used in computing basic and diluted net loss per share	154,680,279			154,680,279

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

SALON MEDIA GROUP, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2019
(Unaudited)
(in thousands, except share and par value amounts)

	Historical	Pro Forma
	Salon Media	Pro Forma		Salon Media
	Group, Inc.	Adjustments		Group, Inc.
		(Note 5)

Revenues	$3,000	$(3,000)	(a)	$-

Operating expenses:
Production and content	$2,426	$(2,426)	(a)	$-
Sales and marketing	46	(46)	(a)	-
Technology	486	(486)	(a)	-
General and administrative	2,596	-		2,596

Total operating expenses	5,554	(2,958)		2,596

Income (Loss) from operations	(2,554)	(42)	(a)	(2,596)
Interest expense	(172)	-		(172)
Warrant discount	(66)	-		(66)
Gain on settlement of accounts payable	125	(125)	(a)	-

Net income (loss)	$(2,667)	$(167)		$(2,834)

Basic and diluted net loss per share	$(0.02)			$(0.02)

Weighted average shares used in computing basic and diluted net loss per share	151,056,477			151,056,477

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

SALON MEDIA GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except per share information)

Note 1 – Basis of Presentation

The historical financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business divesture, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business divesture.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the divesture occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial statements as of June 30, 2019 was derived from the unaudited balance sheet as of June 30, 2019 together with pro forma adjustments to give effect to the Salon.com LLC Transaction as if it occurred on that date.

The unaudited pro forma condensed combined statements of operations for the period ended June 30, 2019 was derived from the unaudited condensed combined statement of operation for the three-month period ending June 30, 2019, together with pro forma adjustments to give effect to the Salon.com LLC Transaction as if it occurred at the beginning of that period.

Note 2 – Significant Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those set out in the Salon Media Group, Inc. audited financial statements as of and for the fiscal year ended March 31, 2019.

Note 3 – Adjustments to Pro Forma Condensed Combined Balance Sheet as of June 30, 2019

(a)	Represents the cash payment received from Salon.com LLC upon closing of the Transaction.

(b)	Reflects assets and liabilities sold to Salon.com LLC.

(c)	Represents the notes receivable due from Salon.com LLC upon closing of the Transaction.

(d)

This adjustment reflects the gain of $5,742 arising from the transaction as of August 30, 2019. This estimated gain has not been reflected in the pro forma combined statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset purchase agreement.

Note 4 – Adjustments to Pro Forma Condensed Combined Statement of Operations for the three months ended June 30, 2019

(a)	Reflects elimination of historical income and expenses related to the assets and liabilities sold to Salon.com LLC.

Note 5 – Adjustments to Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 2019

(a)	Reflects elimination of historical income and expenses related to the assets and liabilities sold to Salon.com LLC.

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